UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 27, 2019

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)

(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2019, the Compensation Committee of the Board of Directors of Nutanix, Inc. (the “Company”) approved changes to the Company’s compensation arrangements with certain of its Section 16 officers, including certain of its named executive officers (collectively, the “Named Executive Officers”): Duston Williams, the Company’s Chief Financial Officer; David Sangster, the Company’s Chief Operating Officer; and Tyler Wall, the Company’s Chief Legal officer.
The base salaries for the following Named Executive Officers were changed, effective retroactively to August 1, 2019, as follows:
•Duston Williams: $475,000;
•David Sangster: $475,000; and
•Tyler Wall: $425,000.
In addition, each of the following Named Executive Officers received the following grants of restricted stock units (“RSUs”):
•Duston Williams: 150,000 RSUs;
•David Sangster: 250,000 RSUs; and
•Tyler Wall: 75,000 RSUs.
The RSUs will vest in 16 equal quarterly installments beginning on December 15, 2019, subject to the applicable Named Executive Officer’s continuous service to the Company on each vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date:	August 29, 2019	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer